Exhibit 99.1
Universal Reports First Quarter 2026 Results

•Diluted GAAP earnings per common share (EPS) of $1.88; diluted adjusted* EPS of $2.00
•Annualized return on average common equity (“ROCE”) of 38.2%, annualized adjusted* ROCE of 38.5%
•Direct premiums written of $506.5 million, up 8.5% from the prior year quarter
•Book value per share of $20.95, up 39.9% year-over-year; adjusted book value per share of $22.19, up 32.2% year-over-year
*Reconciliations of non-GAAP to GAAP financial measures are provided in the attached tables.

Fort Lauderdale, Fla., April 23, 2026 – Universal Insurance Holdings (NYSE: UVE) (“Universal” or the “Company”) reported first quarter 2026 results.

“We had a fantastic start to the year, with a 38.2% annualized return on common equity,” said Stephen J. Donaghy, Chief Executive Officer. “Our top-line results were strong, with growth across our multi-state footprint, including in Florida.”

“On a separate note, I'm pleased to announce the completion of our 2026-2027 reinsurance renewal for our insurance entities, as our program is now fully supported and secured. During the renewal process in 2026, we also secured $352 million of additional multi-year coverage, taking us through the 2027-2028 treaty period.”

Summary Financial Results

($ in thousands, except per share data)	Three Months Ended March 31,
	2026	2025	Change
GAAP comparison
Total revenues	$393,565	$394,867	(0.3)%
Operating income (loss)	$73,287	$57,068	28.4%
Operating income (loss) margin	18.6%	14.5%	4.1	pts

Net income (loss) available to common stockholders	$54,288	$41,436	31.0%
Diluted earnings (loss) per common share	$1.88	$1.44	30.6%

Annualized ROCE	38.2%	41.7%	(3.5)	pts
Book value per share, end of period	$20.95	$14.98	39.9%

Non-GAAP comparison[1]
Core revenue	$398,162	$394,871	0.8%
Adjusted operating income (loss)	$77,884	$57,072	36.5%
Adjusted operating income (loss) margin	19.6%	14.5%	5.1	pts

Adjusted net income (loss) available to common stockholders	$57,754	$41,439	39.4%
Adjusted diluted earnings (loss) per common share	$2.00	$1.44	38.9%

Annualized adjusted ROCE	38.5%	36.4%	2.1	pts
Adjusted book value per share, end of period	$22.19	$16.79	32.2%

Underwriting Summary
Premiums:
Premiums in force	$2,178,427	$2,094,505	4.0%
Policies in force	915,306	864,817	5.8%

Direct premiums written	$506,547	$467,078	8.5%
Direct premiums earned	$531,421	$513,257	3.5%
Ceded premiums earned	$(174,519)	$(157,536)	10.8%
Ceded premium ratio	32.8%	30.7%	2.1	pts
Net premiums earned	$356,902	$355,721	0.3%

Net ratios:
Loss ratio	63.9%	70.5%	(6.6)	pts
Expense ratio	25.8%	24.5%	1.3	pts
Combined ratio	89.7%	95.0%	(5.3)	pts
[1] Reconciliation of non-GAAP to GAAP financial measures are provided in the attached tables. Adjusted net income (loss) available to common stockholders, adjusted diluted earnings (loss) per common share and core revenue exclude net realized gains (losses) on investments and net change in unrealized gains (losses) on investments. Adjusted operating income (loss) excludes the items above and interest and amortization of debt issuance costs. Adjusted book value per share excludes accumulated other comprehensive income (loss), net of taxes. Adjusted ROCE is calculated by dividing annualized adjusted net income (loss) available to common stockholders by average adjusted book value per share, with the denominator further excluding current period after-tax net realized gains (losses) on investments and net change in unrealized gains (losses) on investments.

Net Income and Adjusted Net Income
Net income available to common stockholders was $54.3 million, compared to net income of $41.4 million in the prior year quarter, and adjusted net income available to common stockholders was $57.8 million, compared to adjusted net income of $41.4 million in the prior year quarter. The higher adjusted net income available to common stockholders mostly stems from a lower net loss ratio and higher net investment income.

Revenues
Revenue was $393.6 million, down 0.3% from the prior year quarter and core revenue was $398.2 million, up 0.8% from the prior year quarter. The increase in core revenue primarily stems from higher net investment income and net premiums earned.

Direct premiums written were $506.5 million, up 8.5% from the prior year quarter. The increase stems from 4.9% growth in Florida and 18.3% growth in other states. Overall growth mostly reflects higher policies in force and inflation adjustments across our multi-state footprint.

Direct premiums earned were $531.4 million, up 3.5% from the prior year quarter. The increase stems from direct premiums written growth over the past twelve months.

The ceded premium ratio was 32.8%, up from 30.7%, in the prior year quarter. The increase primarily reflects the purchase of additional reinsurance coverage relative to the prior year quarter.

Net premiums earned were $356.9 million, up 0.3% from the prior year quarter. The increase is primarily attributable to higher direct premiums earned, partly offset by a higher ceded premium ratio, as described above.

Net investment income was $19.5 million, up from $16.1 million in the prior year quarter. The increase stems from higher fixed income reinvestment yields and higher invested assets.

Commissions, policy fees and other revenue were $21.8 million, down 5.7% from the prior year quarter. The decrease primarily reflects commissions earned on reinstatements in the prior year quarter.

Margins
The operating income margin was 18.6%, compared to an operating income margin of 14.5% in the prior year quarter. The adjusted operating income margin was 19.6%, compared to an adjusted operating income margin of 14.5% in the prior year quarter. The higher adjusted operating income margin primarily stems from a lower net loss ratio and higher core revenue.

The net loss ratio was 63.9%, down 6.6 points compared to the prior year quarter. The decrease reflects better current accident year results.

The net expense ratio was 25.8%, up 1.3 points from 24.5% in the prior year quarter. The increase was primarily driven by a higher ceded premium ratio and higher policy acquisition costs associated with growth outside Florida.

The net combined ratio was 89.7%, down 5.3 points compared to the prior year quarter. The decrease reflects a lower net loss ratio, partly offset by a higher net expense ratio, as described above.

Capital Deployment
During the first quarter, the Company repurchased approximately 210 thousand shares at an aggregate cost of $7.1 million. The Company’s current share repurchase authorization program has approximately $13.1 million remaining.

On April 10, 2026, the Board of Directors declared a quarterly cash dividend of 16 cents per share of common stock, payable on May 15, 2026, to shareholders of record as of the close of business on May 8, 2026.

Conference Call and Webcast
•Friday, April 24, 2026 at 10:00 a.m. ET
•Investors and other interested parties may listen to the call by accessing the online, real-time webcast at universalinsuranceholdings.com/investors or by registering in advance via teleconference at https://register-conf.media-server.com/register/BIf7338475e3b6498088eb9078ae971a72. Once registration is completed, participants will be provided with a dial-in number containing a personalized conference code to access the call. An online replay of the call will be available at universalinsuranceholdings.com/investors soon after the investor call concludes.

About Universal
Universal Insurance Holdings, Inc. (NYSE: UVE) is a holding company providing property and casualty insurance and value-added insurance services. We develop, market, and write insurance products in the personal residential homeowners lines of business and perform substantially all other insurance-related services for our primary insurance entities, including risk management, claims management and distribution. We provide insurance products in the United States through both our appointed independent agents and our direct online distribution channels. Learn more at universalinsuranceholdings.com or get an insurance quote at Clovered.com.

Non-GAAP Financial Measures and Key Performance Indicators
This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the U.S. Securities and Exchange Commission (“SEC”), including core revenue, adjusted net income (loss) available to common stockholders and diluted adjusted earnings (loss) per common share, which exclude the impact of net realized gains (losses) on investments and net change in unrealized gains (losses) on investments. Adjusted operating income (loss) and adjusted operating income (loss) margin exclude the impact of net realized gains (losses) on investments and net change in unrealized gains (losses) on investments and interest and amortization of debt issuance costs. Adjusted common stockholders’ equity and adjusted book value per share exclude accumulated other comprehensive income (loss) (AOCI), net of taxes. Adjusted return on common equity excludes after-tax net realized gains (losses) on investments and net change in unrealized gains (losses) on investments from the numerator and AOCI, net of taxes, and current period after-tax net realized gains (losses) on investments and net change in unrealized gains (losses) on investments from the denominator. A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). UVE management believes that these non-GAAP financial measures are meaningful, as they allow investors to evaluate underlying revenue and profitability trends and enhance comparability across periods. When considered together with the GAAP financial measures, management believes these metrics provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. UVE management also believes that these non-GAAP financial measures enhance the ability of investors to analyze UVE’s business trends and to understand UVE’s operational performance. UVE’s management utilizes these non-GAAP financial measures as guides in long-term planning. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures presented in accordance with GAAP. For more information regarding our key performance indicators, please refer to the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Key Performance Indicators” in our forthcoming Quarterly Report on Form 10-Q for the quarter ended March 31, 2026.

Forward-Looking Statements
This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “will,” “plan,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Such statements may include commentary on plans, products and lines of business, marketing arrangements, reinsurance programs, other business developments, projections, and estimates, and assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Important factors that could cause our actual results or performance to differ materially from those contained in or implied by our forward-looking statements include, but are not limited to, the following:
•we may face significant losses, and our financial results may vary from period to period, due to exposure to catastrophic events and severe weather conditions, the frequency and severity of which could be affected by climate change;
•if we fail to adequately price the risks we underwrite and/or the estimates we make, or if emerging trends outpace our ability to adjust prices timely, or if we lose desirable exposures to competitors by overpricing our risks, we may experience underwriting losses depleting surplus at our risk-bearing insurance subsidiaries and capital at the holding company;
•unanticipated increases in the severity or frequency of claims adversely affect our profitability and financial condition;
•the failure of the risk mitigation strategies we utilize could have a material adverse effect on our financial condition or results of operations; and
•the risks and uncertainties, as they may be amended from time to time, set forth in our filings with the U.S. Securities and Exchange Commission, including under the heading “Risk Factors” and “Liquidity and Capital Resources” in our most recent Annual Report on Form 10-K, and supplemented in our subsequent Quarterly Reports on Form 10-Q.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results or outcomes could differ materially from those projected or assumed in any of our forward-looking statements. There may be other factors not presently known to us or which we currently consider to be immaterial that could cause our actual results to differ materially from those projected in any forward-looking statements we make. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information regarding risk factors that could affect the Company’s operations and future results, refer to the Company’s reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K and the most recent quarterly reports on Form 10-Q.

Investors/Media:
Arash Soleimani, CFA, CPA, CPCU, ARe
Chief Strategy Officer
954-804-8874
asoleimani@universalproperty.com

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	March 31,	December 31,
	2026	2025
	(unaudited)
ASSETS:
Invested Assets
Fixed maturities, at fair value, net	$1,421,952	$1,431,028
Equity securities, at fair value	98,624	85,420
Other investments, at fair value	10,693	10,693
Investment real estate, net	5,419	5,463
Total invested assets	1,536,688	1,532,604
Cash and cash equivalents	595,771	408,868
Restricted cash and cash equivalents	2,635	68,970
Prepaid reinsurance premiums	116,996	291,031
Reinsurance recoverables	201,921	232,918
Premiums receivable, net	75,962	75,721
Property and equipment, net	49,346	49,349
Deferred policy acquisition costs	126,159	128,564
Deferred income tax asset, net	37,809	27,658
Goodwill	2,319	2,319
Other assets	23,783	21,693
TOTAL ASSETS	$2,769,389	$2,839,695

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Unpaid losses and loss adjustment expenses	$668,723	$680,712
Unearned premiums	1,067,085	1,091,959
Advance premium	86,907	61,847
Income taxes payable	53,614	28,554
Reinsurance payable, net	135,791	257,242
Commission payable	28,260	26,307
Debt, net of issuance costs	100,290	100,481
Other liabilities and accrued expenses	43,975	41,558
Total liabilities	2,184,645	2,288,660
STOCKHOLDERS' EQUITY:
Cumulative convertible preferred stock[2]	—	—
Common stock[3]	483	482
Treasury shares, at cost - 20,436 and 20,226, respectively	(312,213)	(305,064)
Additional paid-in capital	123,910	124,319
Accumulated other comprehensive income (loss), net of taxes	(34,516)	(26,151)
Retained earnings	807,080	757,449
Total stockholders' equity	584,744	551,035
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,769,389	$2,839,695

Notes:
[2] Cumulative convertible preferred stock ($0.01 par value): Authorized - 1,000 shares; 10 issued and 10 outstanding; Minimum liquidation preference - $9.99 and $9.99 per share.
[3] Common stock ($0.01 par value): Authorized - 55,000 shares; 48,341 and 48,234 issued; 27,905 and 28,008 outstanding, respectively.

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands)

	Three Months Ended
	March 31,
	2026	2025
REVENUES
Net premiums earned	$356,902	$355,721
Net investment income	19,487	16,060
Net realized gains (losses) on investments	734	(14)
Net change in unrealized gains (losses) on investments	(5,331)	10
Commission revenue	14,731	16,275
Policy fees	4,982	4,493
Other revenue	2,060	2,322
Total revenues	393,565	394,867

EXPENSES
Losses and loss adjustment expenses	228,096	250,555
Policy acquisition costs	64,473	60,574
Other operating costs and expenses	27,709	26,670
Total operating costs and expenses	320,278	337,799
Interest and amortization of debt issuance costs	1,595	1,612
Income (loss) before income tax expense (benefit)	71,692	55,456
Income tax expense (benefit)	17,401	14,017
NET INCOME (LOSS)	$54,291	$41,439

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
SHARE AND PER SHARE INFORMATION
(in thousands, except per share data)

	Three Months Ended
	March 31,
	2026	2025
Weighted average common shares outstanding - basic	27,651	28,091
Weighted average common shares outstanding - diluted	28,831	28,779
Shares outstanding, end of period	27,905	28,190
Basic earnings (loss) per common share	$1.96	$1.48
Diluted earnings (loss) per common share	$1.88	$1.44
Cash dividend declared per common share	$0.16	$0.16
Book value per share, end of period	$20.95	$14.98
Annualized return on average common equity (ROCE)	38.2%	41.7%

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
SUPPLEMENTARY INFORMATION
(in thousands, except for Policies In Force data)

	Three Months Ended
	March 31,
	2026	2025
Premiums
Direct premiums written - Florida	$360,941	$344,044
Direct premiums written - Other States	145,606	123,034
Direct premiums written - Total	$506,547	$467,078
Direct premiums earned	$531,421	$513,257
Net premiums earned	$356,902	$355,721

Underwriting Ratios - Net
Loss ratio	63.9%	70.5%
Expense ratio	25.8%	24.5%
Policy acquisition cost ratio	18.1%	17.0%
Other operating costs and expenses ratio	7.7%	7.5%
Combined ratio	89.7%	95.0%

	As of
	March 31,
	2026	2025
Policies in force
Florida	579,127	562,845
Other States	336,179	301,972
Total	915,306	864,817

Premiums in force
Florida	$1,569,627	$1,592,100
Other States	608,800	502,405
Total	$2,178,427	$2,094,505

Total Insured Value
Florida	$191,601,373	$185,514,184
Other States	213,273,616	182,277,095
Total	$404,874,989	$367,791,279

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, except for per share data)

GAAP revenue to core revenue
	Three Months Ended
	March 31,
	2026	2025
GAAP revenue	$393,565	$394,867
less: Net realized gains (losses) on investments	734	(14)
less: Net change in unrealized gains (losses) on investments	(5,331)	10
Core revenue	$398,162	$394,871

GAAP operating income (loss) to adjusted operating income (loss)
	Three Months Ended
	March 31,
	2026	2025
GAAP income (loss) before income tax expense (benefit)	$71,692	$55,456
add: Interest and amortization of debt issuance costs	1,595	1,612
GAAP operating income (loss)	73,287	57,068
less: Net realized gains (losses) on investments	734	(14)
less: Net change in unrealized gains (losses) on investments	(5,331)	10
Adjusted operating income (loss)	$77,884	$57,072

GAAP operating income (loss) margin to adjusted operating income (loss) margin
	Three Months Ended
	March 31,
	2026	2025
GAAP operating income (loss) (a)	$73,287	$57,068
GAAP revenue (b)	393,565	394,867
GAAP operating income (loss) margin (a÷b)	18.6%	14.5%
Adjusted operating income (loss) (c)	77,884	57,072
Core revenue (d)	398,162	394,871
Adjusted operating income (loss) margin (c÷d)	19.6%	14.5%

GAAP net income (NI) (loss) to adjusted NI available to common stockholders
	Three Months Ended
	March 31,
	2026	2025
GAAP NI (loss)	$54,291	$41,439
less: Preferred dividends	3	3
GAAP NI (loss) available to common stockholders (e)	54,288	41,436
less: Net realized gains (losses) on investments	734	(14)
less: Net change in unrealized gains (losses) on investments	(5,331)	10
add: Income tax effect on above adjustments	(1,131)	(1)
Adjusted NI (loss) available to common stockholders (f)	$57,754	$41,439

Weighted average diluted common shares outstanding (g)	28,831	28,779
Diluted earnings (loss) per common share (e÷g)	$1.88	$1.44
Diluted adjusted earnings (loss) per common share (f÷g)	$2.00	$1.44

GAAP stockholders’ equity to adjusted common stockholders’ equity
	As of
	March 31,		December 31,
	2026	2025	2025
GAAP stockholders’ equity	$584,744	$422,387	$551,035
less: Preferred equity	100	100	100
Common stockholders’ equity (h)	584,644	422,287	550,935
less: Accumulated other comprehensive (loss), net of taxes	(34,516)	(51,072)	(26,151)
Adjusted common stockholders’ equity (i)	$619,160	$473,359	$577,086

Common shares outstanding (j)	27,905	28,190	28,008
Book value per common share (h÷j)	$20.95	$14.98	$19.67
Adjusted book value per common share (i÷j)	$22.19	$16.79	$20.60

GAAP return on common equity (ROCE) to adjusted ROCE
	Three Months Ended		Year Ended
	March 31,		December 31,
	2026	2025	2025
Actual or Annualized NI (loss) available to common stockholders (k)	$217,152	$165,744	$182,941
Average common stockholders’ equity (l)	567,790	397,719	462,043
Actual or Annualized ROCE (k÷l)	38.2%	41.7%	39.6%
Annualized adjusted NI (loss) available to common stockholders (m)	$231,016	$165,756	$179,532

Adjusted average common stockholders’ equity[4] (n)	599,856	454,839	504,997
Actual or Annualized Adjusted ROCE (m÷n)	38.5%	36.4%	35.6%

[4] Adjusted average common stockholders’ equity excludes current period after-tax net realized gains (losses) on investments and net change in unrealized gains (losses) on investments.